UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 8, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 14, 2008, Georgia Power Company (“Georgia Power”) filed a Current Report on Form 8-K dated April 8, 2008 (the “Form 8-K”) under Items 1.01 and 8.01 in connection with Georgia Power’s entry into an Engineering, Procurement and Construction Agreement (the “Vogtle 3 and 4 Agreement”) relating to the proposed construction of two additional nuclear generating units at Plant Vogtle (the “Vogtle Units”). Georgia Power is filing this amendment to Item 1.01 of the Form 8-K to remove a sentence that referred to a confidential treatment request originally filed in connection with the Form 8-K that has been withdrawn. Georgia Power has separately filed a confidential treatment request with respect to certain portions of the Vogtle 3 and 4 Agreement, which was filed as Exhibit 10(c)1 to the Georgia Power’s Quarterly Report on Form 10-Q, as amended, for the quarter ended June 30, 2008.

Except as described above, no changes have been made to Item 1.01 (which is restated below along with the related cautionary notice regarding forward-looking statements) or any other portion of the Form 8-K as originally filed. The information set forth below is as of April 14, 2008, the original filing date of the Form 8-K. See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Nuclear – Nuclear Projects”, MANAGEMENT’S DISCUSSION AND ANALYSIS – FINANCIAL CONDITION AND LIQUIDITY – “Capital Requirements and Contractual Obligations” and MANAGEMENT’S DISCUSSION AND ANALYSIS – FINANCIAL CONDITION AND LIQUIDITY – “Credit Rating Risk” in Georgia Power’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 for additional information regarding the proposed Vogtle Units.

Item 1.01	Entry Into a Material Definitive Agreement.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Nuclear – Nuclear Projects” of Georgia Power Company (“Georgia Power”) in Item 7 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for information regarding the potential expansion of Plant Vogtle.

In August 2006, Southern Nuclear Operating Company, Inc. (“Southern Nuclear”), on behalf of Georgia Power, Oglethorpe Power Corporation, Municipal Electric Authority of Georgia and The City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (collectively, “Owners”), filed an application with the Nuclear Regulatory Commission (“NRC”) for an early site permit approving two additional nuclear units on the site of the Alvin W. Vogtle Electric Generating Plant. In March 2008, Southern Nuclear filed an application with the NRC for a combined construction and operating license (“COL”) for these two new units at the site.

On April 8, 2008, Georgia Power, acting for itself and as agent for the Owners, and a consortium consisting of Westinghouse Electric Company LLC (“Westinghouse”) and Stone & Webster, Inc. (“Stone & Webster”) (collectively, “Consortium”) entered into an engineering, procurement and construction agreement to design, engineer, procure, construct and test two AP1000 nuclear units with electric generating capacity of approximately 1,100 megawatts each and related facilities, structures and improvements at Plant Vogtle (“Vogtle 3 and 4 Agreement”).

The Vogtle 3 and 4 Agreement is an arrangement whereby the Consortium supplies and constructs the entire facility with the exception of certain items provided by the Owners. Under the terms of the Vogtle 3 and 4 Agreement, the Owners will pay a purchase price that will be subject to certain price escalation and adjustments, adjustments for change orders and performance bonuses. Each Owner is severally (and not jointly) liable for its proportionate share, based on its ownership interest, of all amounts owed to the Consortium under the Vogtle 3 and 4 Agreement. Georgia Power’s proportionate share, based on its current ownership interest, is approximately 45.7%. Under the terms of a separate joint development agreement, the Owners must finalize their ownership percentages by July 1, 2008 except for allowed changes, under certain limited circumstances, during the Georgia Public Service Commission (“PSC”) certification process.

Georgia Power expects to submit the Vogtle 3 and 4 Agreement to the Georgia PSC in May 2008 as a self-build option in connection with its 2016-2017 capacity request for proposal. Through an Independent Evaluator, the Georgia PSC will review the Vogtle 3 and 4 Agreement and competing base load generation bids. Georgia Power will select a preferred resource, which will be submitted to the Georgia PSC in August 2008 for approval, with a final certification decision expected in March 2009. If selected by Georgia Power and certified by the Georgia PSC, Vogtle Units 3 and 4 are scheduled to be placed in service in 2016 and 2017, respectively. The total plant value to be placed in service would be material and will include the costs under the Vogtle

3 and 4 Agreement, as well as financing, transmission and other costs that are the responsibility of the Owners.

The Owners and the Consortium have agreed to certain liquidated damages upon the Consortium’s failure to comply with the schedule and performance guarantees. The Owners and the Consortium also have agreed to certain bonuses payable to the Consortium for early completion and unit performance. The Consortium’s liability to the Owners for schedule and performance liquidated damages and warranty claims is subject to a cap.

The obligations of Westinghouse and Stone & Webster under the Vogtle 3 and 4 Agreement are guaranteed by Toshiba Corporation and The Shaw Group, Inc., respectively. In the event of certain credit rating downgrades of any Owner, such Owner will be required to provide a letter of credit or other credit enhancement.

The Vogtle 3 and 4 Agreement is subject to certification by the Georgia PSC. In addition, the Owners may terminate the Vogtle 3 and 4 Agreement at any time for their convenience, provided that the Owners will be required to pay certain termination costs and, at certain stages of the work, cancellation fees to the Consortium. The Consortium may terminate the Vogtle 3 and 4 Agreement under certain circumstances, including delays in receipt of the COL or delivery of full notice to proceed, certain Owner suspension or delays of work, action by a governmental authority to permanently stop work, certain breaches of the Vogtle 3 and 4 Agreement by the Owners, Owner insolvency and certain other events.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the timing of various regulatory and other actions, plans for new generation resources for Georgia Power and projected construction budgets for Georgia Power. Georgia Power cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of Georgia Power, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality and emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, and also changes in tax and other laws and regulations to which Georgia Power is subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings or inquiries, including FERC matters and the pending EPA civil actions against Georgia Power; the effects, extent and timing of the entry of additional competition in the markets in which Georgia Power operates; variations in demand for electricity, including those relating to weather, the general economy, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuel; effects of inflation; ability to control costs; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and storm restoration cost recovery; regulatory approvals related to the potential Plant Vogtle expansion, including Georgia PSC and NRC approvals; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Georgia Power; the ability of counterparties to Georgia Power to make payments when due and perform as required; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Georgia Power’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Georgia Power’s credit ratings; the ability of Georgia Power to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, floods, hurricanes, droughts, pandemic health events such as an avian influenza or other similar occurrences; the direct or indirect effects on Georgia Power’s business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Georgia Power expressly disclaims any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2009	GEORGIA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary